UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134
(Address of principal executive offices)

(630) 708-0750
(Registrant’s Telephone Number)

1340 Brook St. Unit M, St Charles, IL 60174
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

2050 Motors, Inc. has entered into material definitive agreements with a third-party lender that has been buying and is negotiating the purchases of notes previously owned and/or currently owned by existing lenders in order to restructure those loans, repay those loans and/or cure events of defaults associated with those loans.

On April 9, 2019, Tri-Bridge Ventures LLC (“TBV”), a third-party lender, purchased $13,272.60 outstanding of a loan dated October 26, 2016 ($782.07 principal, $12,490.53 interest) from JSJ Investments Inc. The loan was converted into common shares and eliminated as disclosed in Subsequent Events of our Form 10-Q for the three-month period ended September 30, 2018 filed on May 2, 2019. This action removed the debt and accrued interest from the Company’s balance sheet and cured an event of default with that lender.

On May 6, 2019, TBV agreed to purchase $26,979.95 outstanding of a loan dated November 14, 2017 ($20,730.00 principal, $6,249.95 interest) from LG Capital Funding, LLC. The transaction between TBV and LG closed on or around May 24, 2019. The loan was amended to a principal amount of $27,000.00 and all events of default were cured with that lender.

The Company continues to work with TBV to consolidate outstanding loans that are in default in order to strengthen its balance sheet, cure events of default with outstanding loans, and eliminate the complexity of working with multiple third-party lenders. To this end, management has introduced TBV to a third-party lender that previously notified the Company in writing of an event of default. Because of that notification of default, 2050 Motors had accrued penalties of $395,369 as of September 30, 2018, and the event of default has added liquidated damages of $2,000 per day bringing estimated total penalties to $875,369 as of May 28, 2019. The loan had a principal balance as of May 17, 2019 of $64,377.98 with no interest outstanding. Management is optimistic that TBV will be successful in consolidating this loan and other loans that are in default, which if completed would potentially significantly benefit the Company and its stakeholders through balance sheet improvements, elimination of default penalties, and access to capital, though there can be no assurances.

ITEM 8.01 Other Events

On May 22, 2019, 2050 Motors, Inc. submitted Amended Articles of Incorporation to the Secretary of State of California to change its corporate name to “2050 Corp.” and update its mission statement. Additionally, the Company filed paperwork to amend its Certificate of Determination for its Series A Convertible Preferred Stock to reduce the voting power of Series A Preferred Shares to one (1) vote per share from fifty (50) votes per share in order to simplify its capital structure as directed by its majority Series A Preferred shareholder. The Company anticipates these amendments will become effective in the next 30 days. Thereafter, the Company intends to file for a name change and ticker change with FINRA. Any corporate action(s) filed with FINRA will require the Company to be current with its SEC reporting requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: May 28, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer